Exhibit 4.10

Executed in
75 Counterparts
of which this is
Counterpart No. ___

IDAHO POWER COMPANY

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

AND

STANLEY BURG,

As Trustees under its Mortgage and Deed of Trust dated as of October 1, 1937.

_______________

Forty-fifth Supplemental Indenture
Dated as of February 1, 2010

TABLE OF CONTENTS1

1             This table of contents shall not have any bearing upon the interpretation of this Supplemental Indenture.

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SUPPLEMENTAL INDENTURE, dated as of the 1st day of  February, 2010, made and entered into by and between IDAHO POWER COMPANY, a corporation of the State of Idaho (successor by merger to Idaho Power Company, a corporation of the State of Maine, hereinafter sometimes called the “Maine Company”), whose address is 1221 West Idaho Street, Boise, Idaho 83702-5627 (hereinafter sometimes called the “Company”), party of the first part, and DEUTSCHE BANK TRUST COMPANY AMERICAS, formerly known as Bankers Trust Company, a corporation of the State of New York, whose post office address is 60 Wall Street, New York, New York 10005 (hereinafter sometimes called the “Corporate Trustee”), and Stanley Burg (hereinafter sometimes called the “Individual Trustee”), parties of the second part (the Corporate Trustee and the Individual Trustee being hereinafter together sometimes called the “Trustees”), as Trustees under the Mortgage and Deed of Trust dated as of October 1, 1937 hereinafter referred to.

WHEREAS, the Maine Company has heretofore executed and delivered to the Trustees its Mortgage and Deed of Trust (hereinafter sometimes referred to as the “Original Indenture”), dated as of October 1, 1937, to secure the payment both of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding thereunder and to declare the terms and conditions upon which Bonds are to be issued thereunder; and

WHEREAS, the Maine Company was merged into the Company on June 30, 1989; and

WHEREAS, in order to evidence the succession of the Company to the Maine Company and the assumption by the Company of the covenants and conditions of the Maine Company in the Bonds and in the Original Indenture, as supplemented, contained, and to enable the Company to have and exercise the powers and rights of the Maine Company under the Original Indenture, as supplemented, in accordance with the terms thereof, the Company executed and delivered to the Trustees a Twenty-eighth Supplemental Indenture, dated as of June 30, 1989 (which supplemental indenture is hereinafter sometimes called the “Twenty-eighth Supplemental Indenture”); and

WHEREAS, said Twenty-eighth Supplemental Indenture was recorded in the records of the County of Elko, Nevada; the Counties of Baker, Grant, Harney, Malheur, Union and Wallowa, Oregon; the Counties of Ada, Adams, Bannock, Bear Lake, Bingham, Blaine, Boise, Bonneville, Butte, Camas, Canyon, Caribou, Cassia, Clark, Elmore, Gem, Gooding, Idaho, Jefferson, Jerome, Lemhi, Lincoln, Minidoka, Oneida, Owyhee, Payette, Power, Twin Falls, Valley and Washington, Idaho; the Counties of Lincoln and Sweetwater, Wyoming; and with the Secretary of State of the States of Idaho, Montana, Oregon, Nevada and Wyoming; and

WHEREAS, in accordance with the terms of the Original Indenture, the Maine Company or the Company has executed and delivered to the Trustees the following supplemental indentures in addition to the Twenty-eighth Supplemental Indenture:

Designation	Dated as of
First Supplemental Indenture	July 1, 1939
Second Supplemental Indenture	November 15, 1943
Third Supplemental Indenture	February 1, 1947
Fourth Supplemental Indenture	May 1, 1948
Fifth Supplemental Indenture	November 1, 1949
Sixth Supplemental Indenture	October 1, 1951
Seventh Supplemental Indenture	January 1, 1957
Eighth Supplemental Indenture	July 15, 1957
Ninth Supplemental Indenture	November 15, 1957
Tenth Supplemental Indenture	April 1, 1958
Eleventh Supplemental Indenture	October 15, 1958
Twelfth Supplemental Indenture	May 15, 1959
Thirteenth Supplemental Indenture	November 15, 1960
Fourteenth Supplemental Indenture	November 1, 1961
Fifteenth Supplemental Indenture	September 15, 1964
Sixteenth Supplemental Indenture	April 1, 1966
Seventeenth Supplemental Indenture	October 1, 1966
Eighteenth Supplemental Indenture	September 1, 1972
Nineteenth Supplemental Indenture	January 15, 1974
Twentieth Supplemental Indenture	August 1, 1974
Twenty-first Supplemental Indenture	October 15, 1974
Twenty-second Supplemental Indenture	November 15, 1976
Twenty-third Supplemental Indenture	August 15, 1978
Twenty-fourth Supplemental Indenture	September 1, 1979
Twenty-fifth Supplemental Indenture	November 1, 1981
Twenty-sixth Supplemental Indenture	May 1, 1982
Twenty-seventh Supplemental Indenture	May 1, 1986
Twenty-ninth Supplemental Indenture	January 1, 1990
Thirtieth Supplemental Indenture	January 1, 1991
Thirty-first Supplemental Indenture	August 15, 1991
Thirty-second Supplemental Indenture	March 15, 1992
Thirty-third Supplemental Indenture	April 1, 1993
Thirty-fourth Supplemental Indenture	December 1, 1993
Thirty-fifth Supplemental Indenture	November 1, 2000
Thirty-sixth Supplemental Indenture	October 1, 2001
Thirty-seventh Supplemental Indenture	April 1, 2003
Thirty-eighth Supplemental Indenture	May 15, 2003
Thirty-ninth Supplemental Indenture	October 1, 2003
Fortieth Supplemental Indenture	May 1, 2005
Forty-first Supplemental Indenture	October 1, 2006
Forty-second Supplemental Indenture	May 1, 2007
Forty-third Supplemental Indenture	September 1, 2007
Forty-fourth Supplemental Indenture	April 1, 2008

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each of which is supplemental to the Original Indenture (the Original Indenture and all indentures supplemental thereto together being hereinafter sometimes referred to as the “Indenture”); and

WHEREAS, the Original Indenture and said Supplemental Indentures (except said Fifteenth Supplemental Indenture) have each been recorded in the records of the County of Elko, Nevada; the Counties of Baker, Grant, Harney, Malheur, Union and Wallowa, Oregon; the Counties of Ada, Adams, Bannock, Bear Lake, Bingham, Blaine, Boise, Bonneville, Butte, Camas, Canyon, Caribou, Cassia, Clark, Elmore, Gem, Gooding, Idaho, Jefferson, Jerome, Lemhi, Lincoln, Minidoka, Oneida, Owyhee, Payette, Power, Twin Falls, Valley and Washington, Idaho; the Counties of Lincoln and Sweetwater, Wyoming; and with the Secretary of State of the States of Idaho, Montana, Oregon, Nevada and Wyoming; and

WHEREAS, the Maine Company or the Company has heretofore issued Bonds, under and in accordance with the terms of the Indenture in the following series and aggregate principal amounts:

	Principal	Principal
	Amount	Amount
	Issued	Outstanding
Series	($)	($)
3-3/4% Series due 1967	18,000,000	None
3-1/8% Series due 1973	18,000,000	None
2-3/4% Series due 1977	5,000,000	None
3% Series due 1978	10,000,000	None
2-3/4% Series due 1979	12,000,000	None
3-1/4% Series due 1981	15,000,000	None
4-1/2% Series due 1987	20,000,000	None
4-3/4% Series due 1987	15,000,000	None
4% Series due April 1988	10,000,000	None
4-1/2% Series due October 1988	15,000,000	None
5% Series due 1989	15,000,000	None
4-7/8% Series due 1990	15,000,000	None
4-1/2% Series due 1991	10,000,000	None
5-1/4% Series due 1996	20,000,000	None
6-1/8% Series due 1996	30,000,000	None
7-3/4% Series due 2002	30,000,000	None
8-3/8% Series due 2004	35,000,000	None
10% Series due 2004	50,000,000	None
8-1/2% Series due 2006	30,000,000	None
9% Series due 2008	60,000,000	None
10-1/4% Series due 2003	62,000,000	None
First Mortgage Bonds, 1984 Series	10,100,000	None
16.10% Series due 1991-1992	50,000,000	None
Pollution Control Series A	49,800,000	None
8.65% Series due 2000	80,000,000	None
9.50% Series due 2021	75,000,000	None
9.52% Series due 2031	25,000,000	None
8% Series due 2004	50,000,000	None
8 3/4% Series due 2027	50,000,000	None
Secured Medium-Term Notes, Series A	190,000,000	None
Secured Medium-Term Notes, Series B	197,000,000	None
Secured Medium-Term Notes, Series C	200,000,000	120,000,000
Secured Medium-Term Notes, Series D	200,000,000	200,000,000
Secured Medium-Term Notes, Series E	245,000,000	245,000,000
Pollution Control Series B	49,800,000	49,800,000
Secured Medium Term Notes, Series F	200,000,000	200,000,000
Pollution Control Series C	116,300,000	116,300,000
Secured Medium Term Notes, Series G	100,000,000	100,000,000
Secured Medium Term Notes, Series H	350,000,000	350,000,000

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which bonds are hereinafter sometimes called bonds of the First through Thirty-ninth Series; and

WHEREAS, Section 22 and Section 121 of the Indenture provide that the Company may amend the Indenture to increase the maximum amount of the obligations to be secured by the Indenture by executing and delivering to the Trustees a supplemental indenture specifying the maximum amount of such obligations thereafter to be secured by the Indenture as so amended, and the Company has determined so to increase the maximum amount of obligations to be secured by the Indenture to Two Billion Dollars ($2,000,000,000); and

WHEREAS, it is also now desired, for the purpose of more effectually carrying out the purposes of the Original Indenture, to confirm specifically the subjection to the lien thereof and of the Indenture of the certain property acquired by the Company in addition to the property specifically described in the Original Indenture and in said First, Second, Third, Fourth, Fifth, Sixth, Seventh, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twenty-first, Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Thirty-sixth, Thirty-seventh, Thirty-ninth, Fortieth, Forty-first and Forty-fourth Supplemental Indentures; and

WHEREAS, the Company, in accordance with the provisions of the Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly determined to make, execute and deliver to the Trustees this Forty-fifth Supplemental Indenture to amend and supplement the Indenture for the purposes herein provided; and

WHEREAS, all things necessary to make the Original Indenture, as heretofore supplemented and as supplemented hereby, a valid and legally binding instrument for the security of the Bonds, have been performed:

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

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That in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in order to increase the maximum amount of obligations to be secured by the Indenture, the Company has duly executed and delivered to the Trustees this Forty-fifth Supplemental Indenture and has granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over and confirmed and by these presents does grant, bargain, sell, release, convey, assign, transfer, mortgage, pledge, set over and confirm unto Stanley Burg and (to the extent of its legal capacity to hold the same for the purposes hereof) unto Deutsche Bank Trust Company Americas, as Trustees as aforesaid, and to their successor or successors in said trust, and to them and their successors, heirs and assigns forever, all property, whether real, personal or mixed (except any hereinafter expressly excepted), and wheresoever situated, acquired since the date of said Original Indenture by and now or hereafter owned by the Company including the following described properties, rights and interests in property (in addition to all other properties heretofore subjected to the lien of the Indenture and not heretofore released from the lien thereof)--that is to say:

PROPERTIES ACQUIRED OR CONSTRUCTED

GENERATING PLANTS

None

TRANSMISSION LINES & SYSTEMS

Line 446: Pinegree to Haven
Bingham County, ID	0.8 Miles 138 kV

Line 446: Pinegree to Haven, converted from 46kV to 138kV
Bingham County, ID	10.9 Miles 138 kV

Line 525: Don – Hoku
Bannock County, ID	2.97 Miles 138kV

Line 525: Hoku – Alameda
Power & Bannock County, ID	3.4 Miles 138kV

Line 723: Danskin-Hubbard
Elmore & County, ID	39.46 Miles 230kV

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DISTRIBUTION LINES & SYSTEMS

None

SUBSTATIONS

Hubbard Substation	Ada Co., ID

FRANCHISES

None

ALL OTHER LANDS, IMPROVEMENTS, BUILDINGS AND OTHER SUBSTATIONS

None

All other property, whether real, personal or mixed (except any hereinafter expressly excepted), and wheresoever situated, acquired since the date of said Original Indenture by and now or hereafter owned by the Company.

TOGETHER with all and singular the tenements, hereditaments and appurtenances belonging or in any wise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, and (subject to the provisions of Section 57 of the Original Indenture) the tolls, rents, revenues, issues, earnings, income, product and profits thereof, and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

It is not intended herein or hereby to include in or subject to the lien of the Indenture, and the granting clauses hereof shall not be deemed to apply to, (1) any revenues, earnings, rents, issues, income or profits of the mortgaged and pledged property, or any bills, notes or accounts receivable, contracts or choses in action, except to the extent permitted by law in case a completed default specified in Section 65 of the Indenture shall have occurred and be continuing and either or both of the Trustees, or a receiver or trustee, shall have entered upon or taken possession of the mortgaged and pledged property, or (2) in any case, unless specifically subjected to the lien thereof, any bonds, notes, evidences of indebtedness, shares of stock, or other securities or any cash (except cash deposited with the Corporate Trustee pursuant to any provisions of the Indenture) or any goods, wares, merchandise, equipment or apparatus manufactured or acquired for the purpose of sale or resale in the usual course of business.

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TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto the Individual Trustee and (to the extent of its legal capacity to hold the same for the purposes hereof) unto the Corporate Trustee, and their successors, heirs and assigns forever;

IN TRUST, NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisions and covenants as are set forth in the Original Indenture, as amended or modified by said First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first, Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third, Thirty-fourth, Thirty-fifth, Thirty-sixth, Thirty-seventh, Thirty-eighth, Thirty-ninth, Fortieth, Forty-first, Forty-second, Forty-third and Forty-fourth Supplemental Indentures and this Forty-fifth Supplemental Indenture.

And it is hereby covenanted, declared and agreed by and between the parties hereto, for the benefit of those who shall hold the Bonds and interest coupons, or any of them, issued and to be issued under the Indenture, as follows:

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ARTICLE I

Maximum Amount of Obligations to be Secured by the Indenture.

SECTION 1.   Pursuant to Section 22 and Section 121 of the Indenture, the maximum amount of obligations to be secured by the Indenture is hereby increased to Two Billion Dollars ($2,000,000,000), provided, however, that the maximum amount of obligations to be secured by the Indenture may at any time and from time to time be further increased or decreased (but not below the amount of Bonds at the time outstanding thereunder) as provided in the Indenture.

ARTICLE II

Covenants.

The Company hereby covenants, warrants and agrees:

SECTION 2.   That all the terms, conditions, provisos, covenants and provisions contained in the Indenture shall affect and apply to the property hereinabove described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors as trustees of said property, in the same manner and with the same effect as if the said property had been owned by the Company at the time of the execution of the Original Indenture and had been specifically and at length described in and conveyed to the Individual Trustee and (to the extent of its legal capacity to hold the same for the purposes of the Indenture) the Corporate Trustee by the Original Indenture as a part of the property therein stated to be conveyed.

SECTION 3.   That it is lawfully seized and possessed of all of the mortgaged and pledged property described in the granting clauses of the Indenture, which has not heretofore been released from the lien thereof; that it had or has, at the respective times of execution and delivery of the Original Indenture, the First, Second, Third, Fourth, Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, Twelfth, Thirteenth, Fourteenth, Fifteenth, Sixteenth, Seventeenth, Eighteenth, Nineteenth, Twentieth, Twenty-first (as corrected by the Twenty-second), Twenty-second, Twenty-third, Twenty-fourth, Twenty-fifth, Twenty-sixth, Twenty-seventh, Twenty-eighth, Twenty-ninth, Thirtieth, Thirty-first, Thirty-second, Thirty-third, Thirty-fourth, Thirty-fifth, Thirty-sixth, Thirty-seventh, Thirty-eighth, Thirty-ninth, Fortieth, Forty-first, Forty-second, Forty-third and Forty-fourth Supplemental Indentures and this Forty-fifth Supplemental Indenture, good, right and lawful authority to mortgage and pledge the mortgaged and pledged property described therein, as provided in and by the Indenture; and that such mortgaged and pledged property is free and clear of any mortgage, lien, charge or encumbrance thereon or affecting the title thereto (other than excepted encumbrances) prior to the lien of the Indenture, except as set forth in the granting clauses of the Indenture.

SECTION 4.   That it will deliver to the Corporate Trustee annually, within ninety (90) days after the close of each fiscal year, commencing with the fiscal year 2010, a certificate from the principal executive officer, principal financial officer or principal accounting officer as

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to his or her knowledge of the Company's compliance with all conditions and covenants under the Indenture.  For purposes of this Section 4, such compliance shall be determined without regard to any period of grace or requirement of notice provided under the Indenture.

ARTICLE III

The Trustees.

The Trustees hereby accept the trust hereby declared and provided and agree to perform the same upon the terms and conditions in the Original Indenture, as heretofore supplemented and as supplemented by this Forty-fifth Supplemental Indenture, and in this Forty-fifth Supplemental Indenture set forth, and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Forty-fifth Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company only.

ARTICLE IV

Miscellaneous Provisions.

All terms contained in this Forty-fifth Supplemental Indenture shall, for all purposes hereof, have the meanings given to such terms in Article I of the Original Indenture, as amended by Article IV of the Second Supplemental Indenture.

Except as hereby expressly amended and supplemented, the Original Indenture as heretofore amended and supplemented is in all respects ratified and confirmed, and all the terms and provisions thereof shall be and remain in full force and effect.

This Forty-fifth Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts together constitute but one and the same instrument.

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IN WITNESS WHEREOF, Idaho Power Company, party hereto of the first part, has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by its President or a Vice President and its corporate seal to be attested by its Secretary for and on its behalf, and Deutsche Bank Trust Company Americas, one of the parties hereto of the second part, in token of its acceptance of the trust hereby created has caused its corporate name to be hereunto affixed and this instrument to be signed and sealed by a Vice President and its corporate seal to be attested by an Associate and Stanley Burg, one of the parties hereto of the second part, has for all like purposes hereunto set his hand and affixed his seal, each on the date hereinafter acknowledged, as of the day and year first above written.

IDAHO POWER COMPANY

By /s/Darrel T. Anderson
Darrel T. Anderson
Executive Vice President - Administrative Services and Chief Financial Officer

Attest:

__/s/Patrick A. Harrington_________
Patrick A. Harrington
Secretary

Executed, sealed and delivered by
IDAHO POWER COMPANY
in the presence of:

_/s/Sandra D. Holmes______________

_/s/Christa Bearry ________________

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DEUTSCHE BANK TRUST COMPANY AMERICAS

By __/s/Annie Jaghatspanyan__________
Name:  Annie Jaghatspanyan
Title:  Vice President

By __/s/Wanda Camacho       __________
Name:  Wanda Camacho
Title:  Vice President

Attest:

_/s/Jennifer Davis_______________

Executed, sealed and delivered by
DEUTSCHE BANK TRUST
COMPANY AMERICAS,
in the presence of:

_/s/Alexander Buslayev_________

_/s/Heather Long______________

__/s/Stanley Burg____________________
Stanley Burg

Attest:

_/s/Jennifer Davis_______________

Executed, sealed and delivered by
STANLEY BURG,
in the presence of:

_/s/Alexander Buslayev_________

_/s/Heather Long______________

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STATE OF IDAHO   )
                                    ) ss.:
COUNTY OF ADA   )

On the 17th day of February, in the year 2010, before me personally came DARREL T. ANDERSON, to me known, who being by me duly sworn did depose and say that he is the Executive Vice President – Administrative Services and Chief Financial Officer of Idaho Power Company, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order; the said DARREL T. ANDERSON, having personally appeared and known to me to be the Executive Vice President – Administrative Services and Chief Financial Officer of said corporation that executed the instrument, acknowledged to me that said corporation executed the same.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

_/s/Mary Gray_______________
Mary Gray
Notary Public, State of Idaho
Commission expires July 17, 2010

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STATE OF NEW YORK       )
                                                ) ss.:
COUNTY OF NEW YORK  )

On the 17th day of February, in the year 2010, before me personally came Annie Jaghatspanyan and Wanda Camacho, to me known, who being by me duly sworn did depose and say that they are each a Vice President of Deutsche Bank Trust Company Americas, one of the corporations described in and which executed the above instrument; that each knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that each signed her name thereto by like order; the said Annie Jaghatspanyan and Wanda Camacho, having personally appeared and known to me to each be a Vice President of said corporation that executed the instrument, acknowledged to me that said corporation executed the same.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

_/s/Alyssa R. Sullivan_______________

Alyssa R. Sullivan

Notary Public, State of New York
Registration #01SU6180190
Qualified in New York County
Commission expires 01/07/2012

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STATE OF NEW YORK       )
                                                ) ss.:
COUNTY OF NEW YORK  )

On the 17th day of February, in the year 2010, before me, Alyssa R. Sullivan, a Notary Public in and for the State of New York in the County of New York, personally appeared and came STANLEY BURG, to me known and known to me to be the person described in and who executed the within and foregoing instrument and whose name is subscribed thereto and acknowledged to me that he executed the same.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal the day and year in this certificate first above written.

_/s/Alyssa R. Sullivan_______________

Alyssa R. Sullivan

Notary Public, State of New York
Registration #01SU6180190
Qualified in New York County
Commission expires 01/07/2012

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STATE OF IDAHO   )
                                    ) ss.:
COUNTY OF ADA   )

DARREL T. ANDERSON, being first duly sworn, upon oath, deposes and says: that he is an officer, to wit, the Executive Vice President – Administrative Services and Chief Financial Officer of Idaho Power Company, a corporation, the mortgagor described in the foregoing indenture or mortgage, and makes this affidavit on behalf of said Idaho Power Company; that said indenture or mortgage is made in good faith without any design to hinder, delay or defraud creditors, to secure the indebtedness mentioned or provided for therein.

__/s/Darrel T. Anderson______________
Darrel T. Anderson
Executive Vice President –
Administrative Services and Chief Financial Officer

Subscribed and sworn to before me
this 17th day of February, 2010.

_/s/Mary Gray______________
Mary Gray
Notary Public, State of Idaho
Commission expires July 17, 2010

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STATE OF NEW YORK       )
                                                ) ss.:
COUNTY OF NEW YORK  )

Annie Jaghatspanyan and Wanda Camacho, being first duly sworn, upon oath, depose and say: that each is an officer, to wit, a Vice President of Deutsche Bank Trust Company Americas, a corporation, one of the mortgagees and trustees named in the foregoing indenture or mortgage, and makes this affidavit on behalf of said Deutsche Bank Trust Company Americas; that said indenture or mortgage is made in good faith without any design to hinder, delay or defraud creditors, to secure the indebtedness mentioned or provided for therein.

By __/s/Annie Jaghatspanyan__________
Name:  Annie Jaghatspanyan
Title:  Vice President

By __/s/Wanda Camacho       __________
Name:  Wanda Camacho
Title:  Vice President

Subscribed and sworn to before me
this 17th day of February, 2010.

_/s/Alyssa R. Sullivan_______________

Alyssa R. Sullivan

Notary Public, State of New York
Registration #01SU6180190
Qualified in New York County
Commission expires 01/07/2012

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STATE OF NEW YORK       )
                                                ) ss.:
COUNTY OF NEW YORK  )

STANLEY BURG, being first duly sworn, upon oath, deposes and says: that he is one of the mortgagees and trustees named in the foregoing indenture or mortgage; that said indenture or mortgage is made in good faith without any design to hinder, delay or defraud creditors, to secure the indebtedness mentioned or provided for therein.

_/s/Stanley Burg____________________
Stanley Burg

Subscribed and sworn to before me
this 17th day of February, 2010.

_/s/Alyssa R. Sullivan_______________

Alyssa R. Sullivan

Notary Public, State of New York
Registration #01SU6180190
Qualified in New York County
Commission expires 01/07/2012

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